Inspirato and Buyerlink Announce Mutual Decision to End Merger Agreement

Inspirato moves ahead on its proven independent path, focused on maximizing shareholder value while strengthening member experience, brand, and long-term growth

DENVER, September 15, 2025 — Inspirato Incorporated (“Inspirato” or the “Company”) (Nasdaq: ISPO), the premier luxury vacation club and property technology company, and Buyerlink, a leader in building and operating online marketplaces, today announced that they have mutually agreed to terminate the previously announced merger agreement to combine the two companies. Inspirato will continue operating independently, with no termination fee paid by either party.

“Although we believed the proposed merger with Buyerlink would have offered meaningful benefits, we also listened carefully to the perspectives of our shareholders,” said Ann Payne, Inspirato’s Lead Independent Director. “After thoughtful consideration, the Board determined that the best path forward is for Inspirato to continue as an independent company. We are proud of the progress we’ve made, confident in the strength of our brand and member community, and fully committed to creating long-term value for our shareholders. And, as always, we will continue to evaluate other strategic alternatives as appropriate to ensure we are maximizing value for our shareholders.”

The decision to remain independent reflects the strength of Inspirato’s momentum and confidence in its future. Over the past year, the Company has sharpened its operations, deepened engagement with members, and reinforced its leadership position in luxury travel. This strong foundation provides the platform for continued growth as Inspirato advances its mission to deliver certainty, service, and unforgettable experiences to travelers worldwide.

“Inspirato is more than a business. It is a community of passionate travelers and a brand that our members trust and love,” said Payam Zamani, Inspirato’s Chairman and Chief Executive Officer. “Since I joined 14 months ago, we have made tremendous strides together: enhancing the member experience, streamlining operations, and building a stronger foundation for growth. Our vision is clear: to continue elevating Inspirato into one of the world’s most indispensable luxury travel brands. We are excited about the future, confident in our progress, and deeply grateful to our members, employees, and shareholders who inspire everything we do.”

Inspirato and Buyerlink expressed appreciation for the collaboration and efforts of both teams throughout the process and extended best wishes for each other’s continued success.

About Inspirato
Inspirato (NASDAQ: ISPO) is a luxury vacation club and a property technology company that provides access to a portfolio of curated vacation options, delivered through an innovative model designed to ensure the service, certainty, and value that discerning travelers demand. The Inspirato portfolio includes exclusive luxury vacation homes, accommodations at five-star hotel and resort partners, and custom travel experiences. For more information, visit www.inspirato.com and follow @inspirato on Instagram, Facebook, X, and LinkedIn.

About Buyerlink
Buyerlink is a leading marketing technology platform for generating consumer demand at scale. The company specializes in building and operating online marketplaces across high-value verticals. Through its proprietary patented technology, Buyerlink connects millions of consumers with in-market service providers in real time. Buyerlink’s headquarters are located in Walnut Creek, California.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements generally relate to future events, the Company’s future financial or operating performance or its potential strategic alternatives. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “forecast,” “plan,” “intend,” “target,” or the negative of these words or other similar expressions that concern the Company’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the risk that the Company’s consideration of potential strategic alternatives will not result in a successful transaction or strategic direction and other risks detailed in the Company’s filings with the Securities and Exchange Commission. All information provided in this release is as of the date hereof, and the Company undertakes no duty to update this information unless required by law. These forward-looking statements should not be relied upon as representing the Company’s assessment as of any date subsequent to the date of this release.

Contacts:
Investor Relations ir@inspirato.com	Media Relations communications@inspirato.com